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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549



                                   FORM 8-K

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                March 28, 2006
              (Date of Report - date of earliest event reported)


                        Commission File Number 0-5525


                              PYRAMID OIL COMPANY
              (Exact name of registrant as specified in its charter)


                CALIFORNIA                                94-0787340
     (State or other jurisdiction of                   (IRS Employer
       incorporation or organization)                 Identification No.)


                 2008 - 21ST. STREET
               BAKERSFIELD, CALIFORNIA                    93301
        (Address of principal executive offices)        (Zip Code)


                                  (661) 325-1000
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    [ ]  Written communications pursuant to Rule 425 under the Securities
           Act (17 CFR 230.425)

    [ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
           (17 CFR 240.14a-12)

    [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14e-4(c))



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Section 8 - Other Events


Item 8.01  Other Events

PYRAMID OIL COMPANY ANNOUNCES RECORD PROFITS

Pyramid Oil Company is pleased to announce that the Company's net income for 2005 was $1,088,596 or 44 cents per share, on revenues of $3,477,572.

Net income for 2005 is the best one year result for the Company in the past twenty-four years.

In 2004, the Company had net income of $611,902 or 25 cents per share on revenues of $2,674,902.

For further details regarding the 2005 results, please see the Company's
10KSB.


ABOUT PYRAMID OIL COMPANY

Founded in 1909, Pyramid Oil Company explores for, develops, and sells crude oil and natural gas. Its current operations are primarily in the Bakersfield, California area.

Information Regarding Forward Looking Statements

Certain statements and information included in this press release constitute forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995, including statements regarding the completion and testing of wells. Forward -looking statements involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to differ materially from forecasted results. Factors that could cause or contribute to such differences include, but are not limited to the value of crude oil or the performance of these wells.
















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                                SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                           PYRAMID OIL COMPANY
                                              (Registrant)

    Dated: March 28, 2006

                                             JOHN H. ALEXANDER
                                        By: -------------------
                                             John H. Alexander
                                                 President